SECURITY AGREEMENT

     THIS SECURITY AGREEMENT (this "Agreement"), dated September 8, 1999, is made between and among Matlack DE, Inc., Matlack, Inc., Specialized Dedicated Fleets, Inc., successor by merger to Safeway Chemical Transportation, Inc., Brite-Sol Services, Inc., Matlack Leasing, Inc., Super Service, Inc (each individually and collectively referred to as the "Grantor"), jointly and severally, and FIRST UNION NATIONAL BANK, a national banking association, as agent for the Banks (in such capacity, and together with its successors as agent for the Banks, the "Collateral Agent").

                                    RECITALS

     WHEREAS, Grantor is a party to that certain Credit Agreement dated as of August 19, 1998 between and among Grantor, the banking institutions signatories thereto and First Union National Bank, a national banking association, as agent for the Banks (as amended, restated, modified, renewed, supplemented or extended from time to time, the "Credit Agreement").

     WHEREAS, pursuant to Section 9.01 of the Credit Agreement, the Banks have required and Grantor has agreed to grant a security interest as herein provided;

     WHEREAS, the Banks have requested a security interest as permitted under the Credit Agreement;

     NOW, THEREFORE, for and in consideration of any loan under the Credit Agreement and any other loan or advance (including any other loan or advance by renewal or extension) heretofore or hereafter made to Grantor by the Banks, the parties hereto agree as follows:

SECTION 1. Definitions; Interpretation.

     a. Terms Defined in Credit Agreement. All capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement.

     b. Certain Defined Terms. As used in this Agreement, the following terms have the following meanings:

     "Accounts" means any and all accounts of Grantor, whether now existing or hereafter acquired or arising, and in any event includes all accounts receivable, contract rights, rights to payment and other obligations of any kind owed to Grantor arising out of or in connection with the sale or lease of merchandise, goods or commodities or the rendering of services or arising from any other transaction, however evidenced, and whether or not earned by performance, all guaranties, indemnities and security with respect to the foregoing, and all letters of credit relating thereto, in each case whether now existing or hereafter acquired or arising.


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     "Books" means all books, records and other written, electronic or other documentation in whatever form maintained now or hereafter by or for Grantor in connection with the ownership of its assets or the conduct of its business or evidencing or containing information relating to the Collateral, including: (i) ledgers; (ii) records indicating, summarizing, or evidencing Grantor's assets (including Inventory and Rights to Payment), business operations or financial condition; (iii) computer programs and software; (iv) computer discs, tapes, files, manuals, spreadsheets; (v) computer printouts and output of whatever kind; (vii) any other computer prepared or electronically stored, collected or reported information and equipment of an, kind; and (vii) any and all other rights now or hereafter arising out of any contract or agreement between Grantor and any service bureau, computer or data processing company or other Person charged with preparing or maintaining any of Grantor's books or records or with credit reporting, including with regard to Grantor's Accounts.

     "Chattel Paper" means all writings of whatever sort which evidence a monetary obligation and a security interest in or lease of specific goods, whether now existing or hereafter arising.

     "Collateral" has the meaning specified in Section 2.

     "Documents" means any and all documents of title, bills of lading, dock warrants, dock receipts, warehouse receipts and other documents of Grantor, whether or not negotiable, and includes all other documents which purport to be issued by a bailee or agent and purport to cover goods in any bailee's or agent's possession which are either identified or are fungible portions of an identified mass, including such documents of title made available to Grantor for the purpose of ultimate sale or exchange of goods or for the purpose of loading, unloading, storing, shipping, transshipping, manufacturing, processing or otherwise dealing with goods in a manner preliminary to their sale or exchange, in each case whether now existing or hereafter acquired or arising.

     "Financing Statements" has the meaning specified in Section 3.

     "Lender Party" means, as the context may require, any Bank or the Collateral Agent and each of their respective successors, transferees and assigns.

     "Proceeds" means whatever is receivable or received from or upon the sale, lease, license, collection, use, exchange or other disposition, whether voluntary or involuntary, of any Collateral or other assets of Grantor, including "proceeds" as defined at UCC Section 9306, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to or for the account of Grantor from time to time with respect to any of the Collateral, any and all payments in any form whatsoever) made or due and payable to Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person acting under color of Governmental Authority), any and all other amounts from time to time paid or payable under or in connection with any of the Collateral or for or on account of any damage or injury


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     to or conversion of any Collateral by any Person, any and all other tangible or intangible property received upon the sale or disposition of Collateral, and all proceeds of proceeds.

     "Rights to Payment" means all Accounts, and any and all rights and claims to the payment or receipt of money or other forms of consideration of any kind in, to and under all Chattel Paper, Documents, Instruments and Proceeds.

     "Secured Obligations" means all Obligations of Grantor under or in connection with the Credit Agreements and each other Loan Document to which Grantor is or may become a party, whether for principal, interest, costs, fees, expenses, indemnities or otherwise and all obligations of Grantor existing under this Security Agreement and each other Loan Document to which it is or may become a party, in each case whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined.

     "UCC" means the Uniform Commercial Code as the same may from time to time, be in effect in the Commonwealth of Pennsylvania; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the Commonwealth of Pennsylvania, the term "UCC" shall mean the Uniform Commercial Code as in effect In such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

     c. Terms Defined in UCC. Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

SECTION 2. Security Interest.

     a. Grant of Security Interest. As security for the payment and performance of the Secured Obligations, each Grantor hereby pledges, assigns, transfers, hypothecates and sets over to the Collateral Agent for its benefit and for the ratable benefit of the Lending Parties, and hereby grants to the Collateral Agent for its benefit and for the ratable benefit of the Banks, a security interest in, all of Grantor's right, title and interest in, to and under the following property, wherever located and whether now existing or owned or hereafter acquired or arising collectively, the "Collateral"): (i) all Accounts; (ii) all Chattel Paper; (iii) all Documents; (iv) all
          Books; and (v) all products and Proceeds of any and all of the foregoing.

     b. Grantor Remains Liable. Anything herein to the contrary notwithstanding, (i) Grantor shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Collateral Agent of any of the rights hereunder shall


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


          not release Grantor from any of its duties or obligations under such contracts, agreements and other documents included in the Collateral, and (iii) neither the Collateral Agent nor any other Lender Party shall have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall the Collateral Agent or any other Lender Party be obligated to perform any of the obligations or duties of Grantor thereunder or to take an, action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

     c. Continuing Security Interest. Grantor agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with this Agreement.

SECTION 3. Financing Statements, Etc.

Grantor shall execute and deliver to the Collateral Agent concurrently with the execution of this Agreement, and at any time and from time to time thereafter, all financing statements, continuation financing statements, termination statements, security agreements, chattel mortgages, assignments, and all other documents and instruments relating to Accounts, in form satisfactory to the Collateral Agent (the "Financing Statements"), and take all other action, as the Collateral Agent may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the Collateral Agent's security interest in the Collateral and to accomplish the purposes of this Agreement.

SECTION 4. Representations and Warranties. In addition to the representations and warranties of Grantor set forth in the Credit Agreement, which are incorporated herein by this reference, Grantor represents and warrants to the Collateral Agent that:

     a. Location of Chief Executive Office and Collateral. Each of Grantor's chief executive office and principal place of business is located at Wilmington, Delaware, and all other locations where Grantor conducts business is controlled from Wilmington, Delaware.

     b. Locations of Books. All locations where Books pertaining to the Rights to Payment are kept, including all equipment necessary for accessing such Books and the names and addresses of all service bureaus, computer or data processing companies and other Persons keeping any Books or collecting Rights to Payment: for Grantor, are only in Wilmington, Delaware.

     c. Ownership of Collateral. Grantor is, and, permitted by Section 5(i), will continue to be, the sole and complete owner of the Collateral (or, in the case of after-acquired Collateral, at the time Grantor acquires rights in such Collateral, will be the sole and complete owner thereof), free from any Lien other than Permitted Liens.


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     d.   Enforceability; Priority of Security Interest. (i) This Agreement
          creates a security interest which is enforceable against the Collateral in which Grantor now has rights and will create a security interest which is enforceable against the Collateral in which Grantor hereafter acquires rights at the time Grantor acquires any such rights; and (ii) the Collateral Agent has a perfected and first priority security interest in the Collateral, in which Grantor now has rights, and will have a perfected and first priority security interest in the Collateral in which Grantor hereafter acquires rights at the time Grantor acquires any such rights, in each case for the Collateral Agent's own benefit and for the ratable benefit of the other Lender Parties, and in each case securing the payment and performance of the Secured Obligations.

     e. Other Financing Statements. Other than (i) financing statements or similar filings naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law ("UCC Financing Statements") disclosed to the Collateral Agent and (ii) UCC Financing Statements in favor of the Collateral Agent in its capacity as Collateral Agent for the other Lender Parties under the Credit Agreements and any other Loan Documents, no effective UCC Financing Statement naming Grantor as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Collateral is on file in any filing or recording office in any jurisdiction.

     f. Rights to Payment. The Rights to Payment represent valid, binding and enforceable obligations of the account debtors or other Persons obligated thereon, representing undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto, and are and will be genuine, free from Liens, and not subject to any adverse claims, counterclaims, setoffs, defaults, disputes, defenses, discounts, retainages, holdbacks or conditions precedent of any kind of character, except to the extent reflected by Grantor's reserves for uncollectible Rights to Payment or to the extent, if any, that such account debtors or other Persons may be entitled to normal and ordinary course trade discounts, returns, adjustments and allowances in accordance with Section 5(m), or as otherwise disclosed to the Collateral Agent in writing;

          i. to Grantor's knowledge, all account debtors and other obligors on the Rights to Payment are solvent and generally paying their debts as they come due except to the extent that Grantor has established adequate reserves therefor in accordance with GAAP;

          ii. to Grantor's knowledge, all Rights to Payment comply in all material respects with all applicable laws concerning form, content and manner of preparation and execution, including where applicable any federal or state consumer credit laws;


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          iii. Grantor has not assigned any of its rights under the Rights to
               Payment except as provided in this Agreement or as set forth in the other Loan Documents;

          iv. with respect to the Rights to Payment constituting Eligible Receivables, except as disclosed in writing to the Collateral Agent, Grantor has no knowledge that any of the criteria for eligibility are not or are no longer satisfied;

          v. all statements made, all unpaid balances and all other information in the Books and other documentation relating to the Rights to Payment are true and correct and in all material respects what they purport to be; and

          vi. Grantor has no knowledge of any fact or circumstance which would materially impair the validity or collectibility of any of the Rights to Payment.

     g. Corporate Existence and Power. Grantor (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Agreement and any other Loan Document to which it is a party; (iii) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license;
          (iv) is in compliance with all Requirements of Law; except, in each case referred to in clause (iii) or clause (iv), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     h. Corporate Authorization; No Contravention. The execution, delivery and performance by Grantor of this Agreement and each other Loan Document to which it is a party, have been duly authorized by all necessary corporate action, and do not and will not: (i) contravene the terms of any of Grantor's Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which Grantor is a party cr any order, injunction, writ or decree of any Governmental Authority to which Grantor or its property is subject; or (iii) violate any Requirement of Law.

     i. Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Grantor of this Agreement or any other Loan Document to which it is a party.

SECTION 5. Covenants. In addition to the covenants of Grantor set forth in the Credit Agreements, which are incorporated herein by this reference, so long as any of the Secured


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Obligations remain unsatisfied or any Bank shall have any Commitment or any
Letter of Credit shall be outstanding, Grantor agrees that:

     a. Defense of Collateral. Grantor will appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or right or interest in, or the Collateral Agent's right to or interest in, the Collateral.

     b. Preservation of Collateral. Grantor will do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

     c. Compliance with Laws, Etc. Grantor will comply in all material respects with all laws, regulations and ordinances, and all policies of insurance, relating in a material way to the possession, operation, maintenance and control of the Collateral.

     d. Location of Books and Chief Executive Office. Grantor will: (i) keep all Books pertaining to the Rights to Payment at the locations described in Section 4; and (ii) give at least 30 days' prior written notice to the Collateral Agent of (A) any changes in any such location where Books pertaining to the Rights to Payment are kept, including any change of name or address of any service bureau, computer or data processing company or other Person. preparing or maintaining any Books or collecting Rights to Payment for Grantor or (B) any changes in the location of Grantor's chief executive office or principal place of business.

     e. Location of Collateral. Grantor will: (i) keep the Collateral at the location described in Section 4 and not remove the Collateral from such locations (other than disposals of Collateral permitted by subsection (ii) except upon at least 30 days' prior written notice of any removal to the Collateral Agent; and (iii) give the Collateral Agent at least 30 days' prior written notice of any change in the locations set forth above.

     f. Change in Name, Identity or Structure. Grantor will give at least 30 days' prior written notice of (i) any change in name, (ii) any changes in, additions to or other modifications of its trade names and trade styles set forth in Schedule 1, and (iii) any changes in its identity or structure in any manner which might make any Financing Statement filed hereunder incorrect or misleading.

     g. Maintenance of Records. Grantor will keep separate, accurate and complete Books with respect to the Collateral, disclosing the Collateral Agent's security interest hereunder.

     h. Invoicing of Sales. Grantor will invoice all of its sales upon forms customary in the industry and to maintain proof of delivery and customer acceptance of goods.

     i. Disposition of Collateral. Grantor will not surrender or lose possession of (other than to the Collateral Agent), sell, lease, rent, or otherwise dispose of or transfer any of


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          the Collateral or any right or interest therein, except to the extent permitted by the Credit Agreement.

     j. Liens. Other than liens in favor of the Collateral Agent in its capacity as Collateral Agent under the Credit Agreement and Permitted Liens, Grantor will keep the Collateral free of all liens and security interests of any kind.

     k. Expenses. Grantor will pay all expenses of protecting, storing, warehousing, insuring, handling and shipping the Collateral.

     l.   Rights to Payment. Grantor will:

          i. with such frequency as the Collateral Agent may reasonably require, furnish to the Collateral Agent (A) master customer listings, including all names and addresses, together with copies or originals (as requested by the Collateral Agent) of documents, customer statements, repayment histories and present status reports relating to the Accounts; (3) accurate records and summaries of Accounts, including detailed agings specifying the name, face value and date of each invoice, and listings of Accounts that are disputed or have been canceled; and (C) such other matters and information relating to the Accounts as the Collateral Agent shall from time to time reasonably request;

          ii. give only normal discounts, allowances and credits as to Accounts and other Rights to Payment, in the ordinary course of business, according to normal trade practices utilized by Grantor in the past, and enforce all Accounts and other Rights to Payment strictly in accordance with their terms, and take all such action to such end as may from time to time be reasonably requested by the Collateral Agent, except that Grantor may grant any extension of the time for payment;

          iii. if any discount, allowance, credit, extension of time for payment, agreement to make a rebate or otherwise to reduce the amount owing on, or compromise or settle, an Account or other Right to Payment exists or occurs, or if, to the knowledge of Grantor, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to an Account or other Right to Payment, disclose such fact fully to the Collateral Agent in the Books relating to such Account or other Right to Payment and in connection with any invoice or report furnished by Grantor to the Collateral Agent relating to such Account or other Right to Payment;

          iv. if any Accounts arise from contracts with the United States or any department, agency or instrumentality thereof, immediately notify the Collateral Agent thereof and execute any documents and instruments and take any other steps requested by the Collateral Agent in order that all monies due


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               and to become due thereunder shall be assigned to the Collateral
               Agent and notice thereof given to the Government Authorities under the Federal Assignment of Claims Act;

          v. in accordance with its sound business judgment perform and comply in all material respects with its obligations in respect of the Accounts and other Rights to Payment;

          vi. upon the request of the Collateral Agent (A) upon the occurrence of an Event of Default, notify all or any designated portion of the account debtors and other obligors on the Rights to Payment of the security interest hereunder, and (B) upon the occurrence of an Event of Default, notify the account debtors and other obligors on the Rights to Payment or an, designated portion thereof that payment shall be made directly to the Collateral Agent or to such other Person or location as the Collateral Agent shall specify; and

          vii. upon the occurrence of any Event of Default, establish such lockbox or similar arrangements for the payment of the Accounts and other Rights to Payment as the Collateral Agent shall require.

     m.   Documents, Etc. Upon the request of the Collateral Agent, Grantor will
          (i) immediately deliver to the Collateral Agent, or an agent designated by it, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all Documents, Instruments and Chattel Paper, and all other Rights to Payment at any time evidenced by promissory notes, trade acceptances or other instruments, and (ii) mark all Documents and Chattel Paper with such legends as the Collateral Agent shall reasonably specify.

     n. Notices, Reports and Information. Grantor will (i) notify the Collateral Agent of any material claim made or asserted against the Collateral by any Person and of any change in the composition of the Collateral or other event which could materially adversely affect the value of the Collateral or the Collateral Agent's Lien thereon; (ii) furnish to the Collateral Agent such statements and schedules further identifying and describing the Collateral and such other reports and other information in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail; and (iii) upon request of the Collateral Agent make such demands and requests for information and reports as Grantor is entitled to make in respect of the Collateral.

SECTION 6. Collection of Rights to Payment.

Until the Collateral Agent exercises its rights hereunder to collect Rights to Payment, Grantor shall endeavor in the first instance diligently to collect all amounts due or to become due on or with respect to the Rights to Payment. At the request of the Collateral Agent, upon and after the occurrence of any Event of Default, all remittances received by :he Grantor shall be held in trust for


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the Collateral Agent and, in accordance with the Collateral Agent's instructions, remitted to the Collateral Agent or deposited to an account with the Collateral Agent in the form received (with any necessary endorsements or instruments of assignment or transfer).

SECTION 7. Authorization; Collateral Agent Appointed Attorney-in-Fact. The Collateral Agent shall have the right to, in the name of Grantor, or in the name of the Collateral Agent or otherwise, without notice to or assent by Grantor, and Grantor hereby constitutes and appoints the Collateral Agent (and any of the Collateral Agent's officers, employees or agents designated by the Collateral Agent) as Grantor's true and lawful attorney-in-fact, with full power and authority to:

     a. sign any of the Financing Statements which must be executed or filed to perfect or continue perfected, maintain the priority of or provide notice of the collateral Agent's security interest in the Collateral;

     b. take possession of and endorse any notes, acceptances, checks, drafts, money orders or other forms of payment or security and collect any Proceeds of any Collateral;

     c. sign and endorse any invoice or bill of lading relating to any of the Collateral, warehouse or storage receipts, drafts against customers or other obligors, assignments, notices of assignment, verifications and notices to customers or other obligors;

     d. notify the Postal Service authorities to change the address for delivery of mail addressed to Grantor to such address as the Collateral Agent may designate and, without limiting the generality of the foregoing, establish with any Person lockbox or similar arrangements for the payment of the Rights to Payment;

     e.   receive, open and dispose of all mail addressed to Grantor;

     f. send requests for verification of Rights to Payment to the customers or other obligors of Grantor;

     g. contact, or direct Grantor to contact, all account debtors and other obligors on the Rights to Payment and instruct such account debtors and other obligors to make all payments directly to the Collateral Agent;

     h. exercise dominion and control over, and refuse to permit further withdrawals from, Deposit Accounts maintained with the Collateral Agent;

     i. notify each Person maintaining lockbox or similar arrangements for the payment of the Rights to Payment to remit all amounts representing collections on the Rights to Payment directly to the Collateral Agent;


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     j.   ask, demand, collect, receive and give acquittances and receipts for any and all Rights to Payment, enforce payment or any other rights in respect of the Rights to Payment and other Collateral, grant consents, agree to any amendments, modifications or waivers of the agreements and documents governing the Rights to Payment and other Collateral, and otherwise file any claims, take any action or institute, defend, settle or adjust any actions, suits or proceedings with respect to the Collateral, as the Collateral Agent may deem necessary or desirable to maintain, preserve and protect the Collateral, to collect the Collateral or to enforce the rights of the Collateral Agent with respect to the Collateral;

     k. execute any and all endorsements, assignments or other documents and instruments necessary to sell, lease, assign, convey or otherwise transfer title in or dispose of the Collateral; and

     l. execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of Grantor, which the Collateral Agent may deem necessary or advisable to maintain, protect, realized upon and preserve the Collateral and the Collateral Agent's security interest therein and to accomplish the purposes of this Agreement.

The Collateral Agent agrees that, except upon and after the occurrence of an Event of Default, it shall not exercise the power of attorney, or any rights granted to the Collateral Agent, pursuant to the foregoing subclauses. The foregoing power of attorney is coupled with an interest and irrevocable so long as any Bank has any Commitment or any Letter of Credit remains outstanding or the Secured Obligations have not been paid and performed in full. Grantor hereby ratifies, to the extent permitted by law, all that the Collateral Agent shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 7.

SECTION 8. Collateral Agent's Duties.

Notwithstanding any provision contained in this Agreement, the Collateral Agent shall have no duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to Grantor or any other Person for any failure to do so or delay in doing so. Beyond the exercise of reasonable care to assure the safe custody of Collateral in the Collateral Agent's possession and the accounting for moneys actually received by the Collateral Agent hereunder, the Collateral Agent shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Collateral.

SECTION 9. Remedies.

     a. Remedies. Upon the occurrence of any Event of Default, the Collateral Agent shall have, in addition to all other rights and remedies granted to it in this Agreement, the Credit, Agreement or any other Loan Document, all rights and remedies of a secured


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


          party under the UCC and other applicable laws. without limiting the generality of the foregoing, Grantor agrees that the Collateral Agent may:

          i. peaceably and without notice enter any premises of Grantor, take possession of any the Collateral, remove or dispose of all or part of the Collateral on any premises or elsewhere, or, in the case of Equipment, render it nonfunctional, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as the Collateral Agent may determine;

          ii. require Grantor to assemble all or any part of the Collateral and make it available to the Collateral Agent at any place and time designated by the Collateral Agent;

          iii. secure the appointment of a receiver of the Collateral or any part thereof to the extent and in the manner provided by applicable law;

          iv. withdraw (or cause to be withdrawn) any and all funds from Deposit Accounts; and

          v. sell, resell, lease, use, assign, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of Grantor's; assets, without charge or liability to the Collateral Agent therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit, or for future delivery without assumption of any credit risk, all as the Collateral Agent deems advisable; provided, however, that Grantor shall be credited with the net proceeds of sale only when such proceeds are finally collected by the Collateral Agent. The Collateral Agent shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption Grantor hereby releases, to the extent permitted by law. Grantor hereby agrees that the sending of notice by ordinary mail, postage prepaid, to the address of Grantor set forth in the Credit Agreement, of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof if such notice is sent ten days prior to the date of such sale or other disposition or the date on or after which such sale or other disposition may occur, provided that the Collateral Agent may provide Grantor shorter notice or no notice, to the extent permitted by the UCC or other applicable law.


Security Agreement/Accounts          - 12 -                    September 8, 1999

     b. Proceeds Account. To the extent that any of the Secured Obligations may be contingent, unmatured or unliquidated (including with respect to undrawn amounts under any Letter of Credit) at such time as there may exist an Event of Default, the Collateral Agent may, at its election, (i) retain the proceeds of any sale, collection, disposition or other realization upon the Collateral (or any portion thereof) in a special purpose non-interest-bearing restricted deposit account (the "Proceeds Account") created and maintained by the Collateral Agent for such purpose (which shall constitute a Deposit Account included within the Collateral hereunder) until such time as the Collateral Agent may elect to apply such proceeds to the Secured Obligations, and Grantor agrees that such retention of such proceeds by the Collateral Agent shall not be deemed strict foreclosure with respect thereto; (ii) in any manner elected by the Collateral Agent, estimate the liquidated amount of any such contingent, unmatured or unliquidated claims and apply the proceeds of the Collateral against such amount; or (iii) otherwise proceed in any manner permitted by applicable law. Grantor agrees that the Proceeds Account shall be a blocked account and that upon the irrevocable deposit of funds into the Proceeds Account, Grantor shall not have any right of withdrawal with respect to such funds. Accordingly, Grantor irrevocably waives until the termination of the security interests granted under this Agreement in accordance with this Agreement the right to make any withdrawal from the Proceeds Account and the right to instruct the Collateral Agent to honor drafts against the Proceeds Account.

     c. Application of Proceeds. Subject to subsection (b) immediately above, the cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 8 or Section 14 in whole or in part by the Collateral Agent for the benefit of the Lender Parties against all or any part of the Secured Obligations in the following order: (i) first, to any fees, costs, or other expenses due under the Loan Documents; (ii) next, to any interest (iii) next, to any principal due under the Loan Documents; and (iii) last, to any other Secured Obligations. Any surplus thereof which exists after payment and performance in full of the Secured Obligations shall be promptly paid over to Grantor or otherwise disposed of in accordance with the UCC or other applicable law. Grantor shall remain liable to the Collateral Agent for any deficiency which exists after any sale or other disposition or collection of Collateral.

SECTION 10. Certain Waivers.

Grantor waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshaling of the Collateral or other collateral or security for the Secured Obligations; (ii) any right to require the Collateral Agent (A) to proceed against any Person, (B) to exhaust any other collateral or security for any of the Secured Obligations, (C) to pursue any remedy in the Collateral Agent's power, or


Security Agreement/Accounts          - 13 -                    September 8, 1999

(D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (iii) all claims, damages, and demands against the Collateral Agent arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

SECTION 11. Certain Additional Consents and Waivers. This Agreement is absolute, unconditional and irrevocable and is in no way conditioned or contingent on Grantor's performance of any obligation under the Credit Agreement or any other Loan Document, any attempt to enforce in whole or in part any of the Grantor's liabilities and obligations to any Lender Party or the existence or continuance of Grantor or any other Person as a legal entity, nor shall this Agreement or Grantor's obligations hereunder be limited, impaired, restricted or otherwise affected by the consolidation or merger of Grantor with or into any other entity, the sale, lease or other disposition by Grantor of all or substantially all of its assets to any other entity (whether or not effected in compliance with the Loan Documents), or the bankruptcy, or insolvency of Grantor, the admission in writing by Grantor of its inability to pay its debts as they mature, or its making of a general assignment for the benefit of, or entering into a composition or arrangement with, creditors.

     a. The Collateral Agent and the other Lender Parties may, at any time and from time to time, without the consent of or notice to Grantor, except such notice as may be required by applicable statute which cannot be waived, without incurring responsibility to Grantor, and without impairing or releasing the obligations of Grantor hereunder, upon or without any terms or Conditions and in whole or in part, (i) to the extent permitted by the Credit Agreement, change the manner, place and terms of payment or change or extend the time of payment of, renew or alter any obligation of Grantor hereby secured, or in any manner modify, amend or supplement the terms of the Credit Agreement, or other Credit Documents (other than this Agreement) or any documents, instruments or agreements executed in connection therewith (other than this Agreement), and this Agreement shall apply to the obligations and liabilities of Grantor, as changed, extended, renewed, modified, amended, supplemented or altered in any manner, (ii) exercise or refrain from exercising any rights against Grantor or others (including Grantor) or otherwise act or refrain from acting,
          (iii) settle or compromise any obligations and liabilities herein secured or any obligations and liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof and may subordinate the payment of all or any part thereof to the payment of any obligations and liabilities which may be due Collateral Agent, the other Lender Parties or others, (iv) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner or in any order any property pledged or mortgaged by anyone to secure or in any manner securing the Secured Obligations, any liabilities or obligation (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof or any other obligations or liabilities of Grantor to the Lender Parties or any offset thereagainst, (v) take and hold security or additional security for any or all of the Secured Obligations, (vi) apply any sums by whomsoever paid or howsoever realized to any obligations and liabilities of Grantor to the Lender Parties regardless of what


Security Agreement/Accounts          - 14 -                    September 8, 1999
          obligations and liabilities remain unpaid, and (vii) in accordance with the Credit Agreement, assign their rights and interests under this Agreement, the Credit Agreement or the other Loan Documents, in whole or in part. Without limiting the generality of the foregoing, Grantor hereby specifically waives Grantor's rights and benefits under any statute, regulation, judicial decision or other law which purports to exonerate or reduce the liability of a surety if the underlying obligation is altered in any respect or if the rights and remedies of the creditor against the principal in respect of a secured obligation are in any way altered, impaired or suspended and agrees that, by so doing, Grantor's obligations hereunder shall continue even if the Lender Parties alter any obligations under the Credit Agreement or the other Loan Documents (other than this Agreement) in any respect or the Lender Parties' remedies or rights against Grantor are in any way impaired or suspended without Grantor's consent.

     b. No invalidity, irregularity or unenforceability of the obligations or liabilities of Grantor under the Credit Agreement or any other Loan Document shall affect, impair or be a defense to this Agreement. Grantor hereby waives any and all benefits and defenses under any statute, regulation, judicial decision or other law which purports to exonerate or reduce the liability of a surety as a result of any disability or absence of liability of the principal or any defense to liability or enforcement which the principal may have and agrees that, by so doing, Grantor's obligations and the security interests granted hereunder shall continue even if Grantor had no liability at the time of execution of the Credit Agreement or thereafter ceased or cease to be liable. Grantor also waives any and all benefits and defenses under any statute, regulation, judicial decision or other law which purports to limit the liability of a surety to that of the principal or to reduce the liability of a surety in proportion to any reduction in the liability of the principal and agrees that, by so doing, Grantor's obligations hereunder may be more burdensome than that of Grantor.

     c. Grantor, to the extent permitted under applicable law, hereby waives any right, whether arising under any statute, regulation, judicial decision or otherwise, to require the Collateral Agent or any other Lender Party to (i) proceed against Grantor or any other Person acting as surety, guaranteeing or providing collateral or other credit support for Grantor's obligations under the Credit Agreement or any other Loan Document (a "Third Party Credit Support Provider"), (ii) proceed against or exhaust any security received from Grantor or any Third Party Credit Support Provider, or (iii) pursue any other right or remedy in the Collateral Agent's or the other Lender Parties, Power whatsoever.

     d.   Grantor further waives, to the extent permitted under applicable law:
          (i) any defense resulting from the absence, impairment or loss of any right of reimbursement, subrogation, contribution or other right or remedy of Grantor against Grantor, any Third Party Credit Support Provider or any security, whether resulting from an election by the Collateral Agent and the other Lender Parties to foreclose upon


Security Agreement/Accounts          - 15 -                    September 8, 1999
          security by judicial or nonjudicial sale or otherwise; (ii) any setoff or counterclaim of Grantor or any defense of any kind (including defenses resulting from any disability) or the cessation or stay of enforcement from any cause whatsoever of the liability of Grantor (including without limitation the lack of validity or enforceability of the Credit Agreement or any other Loan Document); (iii) any right to exoneration, in whole or in part, of sureties or Third Party Credit Support Providers which would otherwise be applicable; (iv) any right of subrogation or reimbursement, any right of contribution, any right to enforce any remedy which the Collateral Agent and the other Lender Parties now have or may hereafter have against Grantor, and any benefit of, and any right to participate in, any security now or hereafter held or received by the Lender Parties (or the Collateral Agent on their behalf); (v) except as required under the Credit Agreement, all presentments, demands for performance, notices of non-performance, protests, notice of dishonor, notices of acceptance of this Agreement or of the existence, creation or incurring of new or additional obligations under the Credit Agreement or the other loan Documents, or any other notices of any kind; and (vi) all valuation, appraisal, extension or redemption laws now or hereafter in effect. Without limiting the generality of the preceding clause (iv), Grantor hereby waives any right to be reimbursed by Grantor or any Third Party Credit Support Provider for any payment of such obligations made directly or indirectly by Grantor or from any property of Grantor, whether arising by way of any statutory, contractual or other right of subrogation, contribution, indemnification or otherwise.

     e. Grantor further specifically waives any and all benefits, rights and defenses (i) arising out of an election of remedies by the Collateral Agent or any other Lender Party even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Secured Obligations, has destroyed Grantor's rights of subrogation and reimbursement against Grantor by operation of applicable law, and all rights or defenses Grantor may have by reason of protection afforded to Grantor with respect to the Secured Obligations pursuant to the antideficiency laws or other laws of the State of Illinois (or other applicable jurisdiction) limiting or discharging the Secured Obligations.

     f. Grantor acknowledges that it has the ability, and hereby assumes the obligation and responsibility, to keep informed of the financial condition of Grantor and any Third Party Credit Support Provider and of other matters or circumstances affecting the ability of any of them to pay or perform their respective obligations thereunder or the risk of nonpayment and nonperformance. Grantor hereby waives any obligation on the part of the Collateral Agent or any other Lender Party to inform Grantor of the financial condition, or any changes in financial condition, of Grantor or any Third Party Credit Support Provider or of any other matter or circumstance which might effect the ability of Grantor to pay and perform under the Credit Agreement or any or-her Loan Document, or the risk of nonpayment or nonperformance.


Security Agreement/Accounts          - 16 -                    September 8, 1999

SECTION 12. Notices.

All notices or other communications hereunder shall be given in the manner and to the addresses specified in the Credit Agreement or, in the case of Grantor, at the address set forth below its signature hereto. All such notices and other communications shall be effective (i) if delivered by hand or pre-paid courier service, when delivered; (ii) if sent by mail, upon the earlier of the date of receipt or five Business Days after deposit in the mail, first class, postage prepaid; (iii) if sent by telex, upon receipt by the sender of an appropriate answerback; and (iv) if sent by facsimile transmission, when sent by facsimile transmission, when sent.

SECTION 13. No Waiver; Cumulative Remedies.

No failure on the part of the Collateral Agent to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Collateral Agent.

SECTION 14. Costs and Expenses; Indemnification; Other Charges.

     a.   Costs and Expenses. Grantor agrees to pay on demand:

          i. all title, appraisal including the allocated costs of internal appraisal services), survey, audit, consulting, search, recording, filing and similar costs, fees and expenses incurred or sustained by the Collateral Agent or any of its Affiliates in connection with this Agreement or the Collateral; and

          ii. all costs and expenses of the Collateral Agent and its Affiliates, including Attorney Costs, in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, this Agreement, including in any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, and the protection, sale or collection of, or other realization upon, any of the Collateral, including all expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Collateral, and any and all losses, costs and expenses sustained by the Collateral Agent as a result of any failure by Grantor to perform or observe its obligations contained herein.

     b. Indemnification. Grantor hereby agrees to indemnify the Collateral Agent, the other Lender Parties, any Affiliate of any of them, and their respective directors, officers, employees, agents, counsel and other advisors (each an "Indemnified Person" against, and hold each of them harmless from, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and


Security Agreement/Accounts          - 17 -                    September 8, 1999
          disbursements of counsel to an Indemnified Person (including allocated costs of internal counsel), which may be imposed on, incurred by, or asserted against any Indemnified Person by a third party, in any way relating to or arising out of this Agreement or any action taken or omitted to be taken by it hereunder (the "Indemnified
          Liabilities", provided that Grantor shall not be liable to any Indemnified Person for any portion of such Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from such Indemnified Person's gross negligence or willful misconduct. If and to the extent that the foregoing indemnification is for any reason held unenforceable, Grantor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     c. Other Charges. Grantor agrees to indemnify the Collateral Agent against and hold it harmless from any and all present and future stamp, transfer, documentary and other such taxes, levies, fees, assessments and other charges made by an, jurisdiction by reason of the execution, delivery, performance and enforcement of this Agreement.

     d.   Interest. Any amounts payable to the Collateral Agent under this
          Section 14 or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full, at the rate of interest set forth in subsection 2.09 of the Credit Agreement.

SECTION 15. Binding Effect.

This Agreement shall be binding upon, inure to the benefit of and be enforceable by Grantor, the Collateral Agent and their respective successors and assigns.

SECTION 16. Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND TO THE EXTENT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR THE REMEDIES HEREUNDER, IN RESPECT OF ANY COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN ILLINOIS, PROVIDED THAT THE COLLATERAL AGENT SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

SECTION 17. Forum Selection and Consent to Jurisdiction.

ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA OR OF THE UNITED STATES FOR THE


Security Agreement/Accounts          - 18 -                    September 8, 1999

EASTERN DISTRICT OF PENNSYLVANIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF GRANTOR AND THE COLLATERAL AGENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF GRANTOR AND THE COLLATERAL AGENT IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. GRANTOR AND THE COLLATERAL AGENT EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY PENNSYLVANIA LAW.

SECTION 18. Waiver of Jury.

GRANTOR AND THE COLLATERAL AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY COLLATERAL AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. GRANTOR AND THE COLLATERAL AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

SECTION 19. Entire Agreement; Amendment.

This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall not be amended except by the written agreement of the parties as provided in the Credit Agreement.

SECTION 20. Severability.

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it


Security Agreement/Accounts          - 19 -                    September 8, 1999
shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

SECTION 21. Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

SECTION 22. Incorporation of Provisions of the Credit Agreement.

To the extent the Credit Agreement contains provisions of general applicability to the Loan Documents, such provisions are incorporated herein by this reference.

SECTION 23. No Inconsistent Requirements.

Grantor acknowledges that this Agreement and the other Loan Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms.

SECTION 24. Termination.

Upon termination of the Commitments of the Banks under the Loan Documents, the surrender of any Letters of Credit issued by any Issuer for the account of Grantor, and payment and performance in full of all Secured Obligations, the security interests granted under this Agreement shall terminate and the Collateral Agent shall promptly execute and deliver to Grantor such documents and instruments reasonably requested by Grantor as shall be necessary to evidence termination of all security interests given by Grantor to the Collateral Agent hereunder, provided, however, that the obligations of Grantor under Section 14 shall survive such termination.


Security Agreement/Accounts          - 20 -                    September 8, 1999

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

                                         MATLACK (DE), INC.

                                         By
                                            ------------------------------------
                                            Name:
                                            Title:

Notices To:
Patrick J. Bagley
Vice President & Chief Financial Officer
Matlack Systems, Inc.
P.O. Box 8790
Wilmington, DE 19899
FAX No. (302) 426-3838


                                         MATLACK, INC.

                                         By
                                            ------------------------------------
                                            Name:
                                            Title:

Notices To:
Patrick J. Bagley
Vice President & Chief Financial Officer
Matlack Systems, Inc.
P.O. Box 8790
Wilmington, DE 19899
FAX No. (302) 426-3838


Security Agreement/Accounts          - 21 -                    September 8, 1999

                                         SPECIALIZED DEDICATED FLEETS, INC.
                                         successor by merger to Safeway Chemical
                                         Transportation, Inc.

                                         By
                                            ------------------------------------
                                            Name:
                                            Title:

Notices To:
Patrick J. Bagley
Vice President & Chief Financial Officer
Matlack Systems, Inc.
P.O. Box 8790
Wilmington, DE  19899
FAX No. (302) 426-3838

                                         BRITE-SOL SERVICES, INC.

                                         By
                                            ------------------------------------
                                            Name:
                                            Title:

Notices To:
Patrick J. Bagley
Vice President & Chief Financial Officer
Matlack Systems, Inc.
P.O. Box 8790
Wilmington, DE 19899
FAX No. (302) 426-3838



Security Agreement/Accounts          - 22 -                    September 8, 1999

                                         MATLACK LEASING, INC.


                                         By
                                            ------------------------------------
                                            Name:
                                            Title:

Notices To:
Patrick J. Bagley
Vice President & Chief Financial Officer
Matlack Systems, Inc.
P.O. Box 8790
Wilmington, DE 19899
FAX No. (302) 426-3838

                                         SUPER SERVICE, INC.


                                         By
                                            ------------------------------------
                                            Name:
                                            Title:

Notices To:
Patrick J. Bagley
Vice President & Chief Financial Officer
Matlack Systems, Inc.
P.O. Box 8790
Wilmington, DE 19899
FAX No. (302) 426-3838


Security Agreement/Accounts          - 23 -                    September 8, 1999

                                  FIRST UNION NATIONAL BANK, as Collateral Agent

                                  By
                                     -------------------------------------------
                                     Name:
                                     Title:

Notices To:
Michael J. Labrum
Vice President
First Union National Bank
Transportation and Equipment Finance
PA4827
1345 Chestnut Street
Philadelphia, PA 19107
FAX No. (215) 786-7704


Security Agreement/Accounts          - 24 -                    September 8, 1999

                                   Schedule 1


1. Locations of Chief Executive Office and Other Locations, Including of Collateral

     a.   Chief Executive Office and Principal Place of Business:

          1 Rollins Plaza, Wilmington, DE 19803 (physical address)

          P.O. Box 8790, Wilmington, DE 19899 (mailing address)

     b.   other locations where Grantor conducts business or Collateral is kept:

          None

2.   Locations of Books Pertaining to Rights to Payment

     Wilmington, Delaware


3.   Trade Names and Trade Styles; Other Corporate, Trade or Fictitious Names,
     Etc.

     Pipeline on Wheels


4.   Inventory Stored with Warehousemen or on Leased Premises, Etc.

     N/A


5.   Patents, Copyrights, Trademarks, Etc.

     N/A


6.   Leased Equipment

     See attached.


7.   Deposit Accounts

     None

Security Agreement/Accounts          - 25 -                    September 8, 1999